Exhibit 99.2

EQ Parent Company, Inc. and Subsidiaries

Consolidated Financial Report

with Additional Information

December 31, 2013

EQ Parent Company, Inc. and Subsidiaries

Contents

Report Letter	1

Consolidated Financial Statements

Balance Sheet	2

Statement of Operations	3

Statement of Stockholder's Equity	4

Statement of Cash Flows	5

Notes to Consolidated Financial Statements	6-29

Independent Auditor’s Report

To the Board of Directors

EQ Parent Company, Inc. and Subsidiaries

We have audited the accompanying consolidated financial statements of EQ Parent Company, Inc. and Subsidiaries (the "Company"), which comprise the consolidated balance sheet as of December 31, 2013 and 2012, and the related consolidated statements of operations, stockholder's equity, and cash flows for the years ended December 31, 2013, 2012, and 2011, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of EQ Parent Company, Inc. and Subsidiaries as of December 31, 2013 and 2012 and the results of their operations and their cash flows for the years ended December 31, 2013, 2012, and 2011 in accordance with accounting principles generally accepted in the United States of America.

June 6, 2014

1

EQ Parent Company, Inc. and Subsidiaries

Consolidated Balance Sheet

	December 31,	December 31,
	2013	2012
Assets

Current Assets
Cash and cash equivalents	$11,300,699	$1,807,722
Accounts receivable	89,018,975	75,142,664
Prepaid expenses and other current assets:
Prepaid expenses	5,206,938	4,460,655
Refundable taxes	500,000	451,993
Deferred tax asset (Note 8)	993,400	–
Other current assets	1,858,704	515,909
Total current assets	108,878,716	82,378,943

Property and Equipment - Net (Note 4)	96,926,928	84,192,402
Goodwill (Note 5)	115,175,020	88,741,133
Intangible Assets (Note 5)	56,960,710	35,532,330
Other Assets
Restricted cash and equivalents	1,600,785	1,596,566
Prepaid expenses	312,569	14,927
Debt issuance costs (Note 7)	2,540,836	725,201
Total assets	$382,395,564	$293,181,502

Liabilities And Stockholder's Equity

Current Liabilities
Accounts payable	$36,134,773	$29,800,270
Current portion of long-term debt (Note 7)	14,000,000	10,725,000
Current portion of accrued site restoration and closure/post closure costs (Note 3)	4,032,702	4,112,562
Deferred taxes (Note 8)	–	117,069
Accrued and other current liabilities (Note 9)	18,651,325	12,895,318
Total current liabilities	72,818,800	57,650,219

Long-term Debt - Net of current portion (Note 7)	126,000,000	44,491,000
Line of Credit (Note 6)	–	28,110,981
Other Long-term Liabilities
Deferred taxes (Note 8)	26,463,700	10,119,747
Accrued site restoration and closure/post closure costs - Net of current portion (Note 3)	22,184,298	21,334,438
Other long-term liabilities	1,127,585	1,162,139
Stockholder's Equity (Note 13)	133,801,181	130,312,978
Total liabilities and stockholder's equity	$382,395,564	$293,181,502

See Notes to Consolidated Financial Statements.

2

EQ Parent Company, Inc. and Subsidiaries

Consolidated Statement of Operations

	Year Ended
	December 31,	December 31,	December 31,
	2013	2012	2011

Net Revenue	$339,344,347	$296,277,711	$325,358,765
Operating Expenses
Cost of revenue	257,840,265	226,568,381	242,145,112
General and administrative expenses	41,911,665	37,256,239	37,671,450
Depreciation expense (Note 4)	12,780,776	10,448,956	10,365,378
Amortization - Intangible assets (Note 5)	13,304,142	9,968,311	10,297,583
Accretion expense (Note 3)	1,674,414	1,910,255	1,962,032
Shared-based compensation expense (Note 14)	789,503	789,503	789,503
Finite insurance cancellation (Note 3)	–	1,568,678	–
Charge for loss contract (Note 18)	650,000	2,200,000	355,000

Total operating expenses	328,950,765	290,710,323	303,586,058

Operating income	10,393,582	5,567,388	21,772,707

Nonoperating Income (Expenses)
Interest income	37,459	8,581	28,536
Other expense	(1,166,312)	42,953	(186,649)
Other income	1,187,886	516,759	646,021
Interest expense	(4,619,183)	(4,188,571)	(5,455,061)

Total nonoperating expenses	(4,560,150)	(3,620,278)	(4,967,153)

Consolidated Net Income - Before income taxes	5,833,432	1,947,110	16,805,554
Income Tax Expense (Note 8)	3,134,732	1,908,841	7,505,774

Consolidated Net Income	$2,698,700	$38,269	$9,299,780

See Notes to Consolidated Financial Statements.

3

EQ Parent Company, Inc. and Subsidiaries

Consolidated Statement of Stockholder's Equity

	Common Stock	Additional Paid-In Capital	Retained Earnings	Total

Balance - January 1, 2011	$4	$111,033,826	$8,362,093	$119,395,923
Consolidated net income	–	–	9,299,780	9,299,780
Share-based compensation expense	–	789,503	–	789,503
Balance - December 31, 2011	4	111,823,329	17,661,873	129,485,206
Consolidated net income	–	–	38,269	38,269
Share-based compensation expense	–	789,503	–	789,503
Balance - December 31, 2012	4	112,612,832	17,700,142	130,312,978
Consolidated net income	–	–	2,698,700	2,698,700
Share-based compensation expense	–	789,503	–	789,503
Balance - December 31, 2013	$4	$113,402,335	$20,398,842	$133,801,181

See Notes to Consolidated Financial Statements.

4

EQ Parent Company, Inc. and Subsidiaries

Consolidated Statement of Cash Flows

	Year Ended
	December 31,	December 31,	December 31,
	2013	2012	2011
Cash Flows from Operating Activities
Consolidated net income	$2,698,700	$38,269	$9,299,780
Adjustments to reconcile consolidated net income to net cash from operating activities:
Depreciation	12,780,776	10,448,956	10,365,378
Loss (gain) on disposal of property and equipment	1,166,312	(42,953)	186,649
Bad debt expense (recovery)	1,613,137	1,860,152	(532,047)
Share-based compensation expense	789,503	789,503	789,503
Deferred income taxes	(1,147,516)	1,443,238	261,297
Accretion expense	1,674,414	1,910,255	1,962,032
Amortization of debt issuance costs	927,896	801,164	834,094
Change in fair value of interest rate swaps	(191,154)	(128,170)	249,824
Amortization of intangible assets	13,304,142	9,968,311	10,297,583
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	5,942,382	7,554,377	(5,896,214)
Prepaid expenses and other assets	(1,396,175)	3,662,925	1,086,250
Accounts payable	(1,619,381)	(939,329)	(2,309,209)
Accrued site restoration and closure/postclosure costs	(904,414)	(5,627,456)	3,419,168
Accrued and other current liabilities	5,947,161	(7,494,781)	3,778,333
Other long-term liabilities	(34,554)	(156,886)	(59,617)
Net cash provided by operating activities	41,551,229	24,087,575	33,732,804

Cash Flows from Investing Activities
Change in restricted cash equivalents	(4,219)	12,263,990	(55,215)
Purchase of property and equipment	(13,959,383)	(19,009,601)	(18,646,860)
Proceeds from disposition of property and equipment	261,247	54,931	65,017
Cash paid for acquisitions - Net of cash acquired	(70,685,682)	(7,707,395)	–
Net cash used in investing activities	(84,388,037)	(14,398,075)	(18,637,058)

Cash Flows from Financing Activities
Net change in outstanding checks in excess of cash balances	(1,599,703)	(6,047,123)	6,536,050
Repayments on senior debt	(55,125,000)	(9,625,000)	–
Borrowings on senior debt	140,000,000	–	–
Payments on related party note payable	(91,000)	(19,500,000)	(9,925,000)
Net (payments on) proceeds from line of credit	(28,110,981)	26,521,235	(11,902,376)
Debt issuance costs	(2,743,531)	–	(948,676)
Net cash provided by (used in) financing activities	52,329,785	(8,650,888)	(16,240,002)

Net Increase (Decrease) in Cash and Cash Equivalents	9,492,977	1,038,612	(1,144,256)

Cash and Cash Equivalents - Beginning of Year	1,807,722	769,110	1,913,366

Cash and Cash Equivalents - End of Year	$11,300,699	$1,807,722	$769,110

See Notes to Consolidated Financial Statements.

5

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies

EQ Parent Company, Inc. and Subsidiaries is a fully integrated environmental services company that provides waste treatment and disposal, wastewater treatment, remediation, recycling, industrial cleaning and maintenance, transportation, total waste management, technical services, and emergency response services to a variety of industries and customers in North America. EQ Parent Company, Inc. is a wholly owned subsidiary of EQ Group, LLC (EQ Group).

Principles of Consolidation - The accompanying consolidated financial statements for EQ Parent Company, Inc. (the "Company" or EQ Parent) include the accounts of its wholly owned subsidiaries, EQ Holdings, Inc. (EQ Holdings), EQ - The Environmental Quality Company (EQ), Michigan Disposal, Inc. (MDI), Wayne Disposal, Inc. (WDI), EQ Resource Recovery, Inc. (EQRR), Wayne Energy Recovery, Inc. (WER), EQ Industrial Services, Inc. (EQIS), EQ Northeast, Inc. (EQNE), EQ Florida, Inc. (EQ Florida), EQ Detroit, Inc. (EQ Detroit), EQ Augusta, Inc. (EQ Augusta), EQ Mobile Recycling, Inc. (EQMR), EQ Ohio, Inc. (EQOH), EQ Illinois, Inc. (EQIL), EQ Pennsylvania, Inc. (EQPA), EQ Oklahoma, Inc. (EQOK), and EQ Alabama, Inc. (EQ Alabama), and its indirect wholly owned subsidiaries, EQ Industrial Services de Mexico (EQIS de Mexico), Vac-All Services, Inc. (Vac-All), and Allstate Power Vac, Inc. (APV). All significant intercompany transactions and balances have been eliminated upon consolidation.

Nature of the Business - EQ Parent Company, Inc. is a holding company with no operations. EQ Holdings is a wholly owned, second-level holding company for EQ Group’s operating subsidiaries and has no operations. EQ provides management services to EQ Holdings, Inc. and its operating subsidiaries. MDI, EQ Detroit, EQ Florida, EQ Augusta, EQOH, EQIL, EQPA, EQOK, and EQ Alabama operate treatment facilities that process industrial waste, both hazardous and nonhazardous, to meet landfill disposal requirements. WDI provides hazardous waste landfill services and drummed and bulk waste handling services under permits granted by the Michigan Department of Environmental Quality (MDEQ). EQRR operates wastewater treatment plants and recycling operations. EQIS, EQIS de Mexico, Vac-All, APV, EQNE, and EQ Florida provide specialized waste services, including hazardous and industrial waste hauling, facility and sewer maintenance, total fluid management, emergency spill response, and remediation services. EQMR operates a fleet of mobile solvent recycling stills that provide on-site recycling services throughout the eastern United States. EQ Augusta operates a wastewater treatment facility. WER provides alternative waste energy to Detroit Edison.

Cash Equivalents - The Company considers all investments with an original maturity of three months or less when purchased to be cash equivalents. Cash equivalents consist of money market funds at December 31, 2013 and 2012. The Company has excluded restricted cash equivalents from the amounts reported as cash and cash equivalents on the consolidated statement of cash flows.

6

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

The Company had cash equivalent investments totaling approximately $694,000 and $695,000 at December 31, 2013 and 2012, respectively, that are restricted to provide financial assurance to the State of Michigan for closure of nonhazardous landfills. The carrying value of these investments approximated fair value as of December 31, 2013 and 2012. Also included in restricted cash equivalents are WER investments of approximately $907,000 and $901,000 at December 31, 2013 and 2012, respectively, that are held in escrow in accordance with WER's sales contract with Detroit Edison pending the completion of that contract.

Revenue Recognition - MDI, EQ Detroit, EQ Augusta, WDI, EQOH, EQIL, EQPA, EQOK, and EQ Alabama recognize revenue for the disposal of waste upon receipt of related waste. EQRR recognizes revenue as services are provided and upon sale of certain processed byproducts. EQIS, Vac-All, APV, EQNE, EQ Florida, and EQMR recognize revenue as services are provided. WER recognizes revenue as energy is provided.

Accounts Receivable - Accounts receivable are stated at net invoice amounts. An allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. At December 31, 2013, the Company recorded an allowance for doubtful accounts of approximately $4,528,000, of which $1,400,000 represented a specific reserve on one specific project. At December 31, 2012, the allowance for doubtful accounts was approximately $3,568,000, of which $1,100,000 represented a specific reserve on one specific project. Unbilled accounts receivable included in trade accounts receivable at December 31, 2013 and 2012 totaled approximately $15,717,000 and $6,491,000, respectively.

Property and Equipment - Property and equipment are stated at cost less accumulated depreciation. Costs of maintenance and repairs are charged to expense when incurred. Depreciation is computed using the straight-line method over the estimated useful lives of the assets except for landfill cell construction and development costs. Capitalized landfill cell construction and development costs, which are included with land improvements, are added to estimated future construction costs of the permitted and designed landfill cell to be incurred over the remaining construction of the cell to determine the amount to be amortized over the estimated remaining life of the landfill cell. Amortization of landfill cell construction and development costs is recognized on a units-of-consumption basis as permitted airspace capacity is consumed.

7

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

The Company reviews the recoverability of property and equipment, including buildings and equipment, when events or changes in circumstances occur that indicate that the carrying value of assets may not be recoverable. The assessment of possible impairment is based on the ability to recover the carrying value of the asset from the expected future pretax cash flows (undiscounted and without interest charges) of related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Goodwill and Intangible Assets - The recorded amounts of goodwill from business combinations are based on management's best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for potential impairment. No goodwill impairment losses have been recognized.

Acquired intangible assets subject to amortization are stated at cost less accumulated amortization. These intangible assets are amortized on a straight-line basis over the estimated useful lives and are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable. No intangible asset impairment losses have been recognized.

The estimates of fair value of goodwill are primarily determined using discounted cash flow analyses. A discounted cash flow analysis requires various judgmental assumptions, including assumptions about future cash flows, growth rates, and discount rates. The assumptions about future cash flows and growth rates are based on the Company's budget and business plans. It is at least reasonably possible that management's estimates of the carrying amounts of goodwill may change in the future.

Debt Issuance Costs - Debt issuance costs represent costs incurred in obtaining the Company's credit facilities. These costs are amortized using the effective interest method over the term of the related debt. Amortization expense is included with interest expense in the consolidated statement of operations.

Accounts Payable - Included in accounts payable at December 31, 2013 and 2012 are approximately $538,000 and $2,137,000, respectively, of outstanding checks issued in excess of available cash balances.

8

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Self-insurance - The Company is partially self-insured for claims related to health, dental, and vision. The Company recorded estimated liabilities for estimated claims incurred but not reported totaling approximately $1,095,000 and $1,140,000 at December 31, 2013 and 2012, respectively. These recorded amounts are estimated based on historical claim information. The Company's liability for health claims is limited to $200,000 per health contract.

Site Restoration and Closure/Postclosure Costs - Accrued site restoration and closure/postclosure costs represent an estimate of the present value of the future costs associated with capping, closure, and postclosure care and monitoring of landfills and waste treatment facilities for which the Company has a legal obligation for site restoration and closure and/or postclosure.

The Company provides for site restoration and closure/postclosure costs over the operating life of landfill sites as airspace is consumed. The associated asset retirement costs are capitalized as a part of the carrying amount of the related assets and amortized as airspace is consumed for landfill sites. The Company also provides for site restoration and closure costs for certain waste treatment facilities; such costs for treatment facilities are accrued and recorded as asset retirement costs at acquisition or opening of the facility and amortized straight-line over the operating life of the facility. The accrual for site restoration and closure/postclosure costs relates to expenditures to be incurred after a facility ceases to accept waste. Similar costs incurred during the active life of a site are charged to expense. See Note 3 for additional information on site restoration and closure/postclosure costs.

Income Taxes - A current liability or asset is recognized for the estimated taxes payable or refundable on tax returns for each year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting. A valuation allowance is recognized if, based on available evidence, it is more likely than not that some portion or all of the deferred tax assets will not be realized. No valuation allowance was recorded at December 31, 2013 or 2012.

9

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Share-based Compensation - EQ Group, the Company’s parent, has an incentive equity plan under which grants of equity have been made to employees of certain subsidiaries of EQ Parent. Compensation cost for time-vested equity grants is recognized over the vesting period based on the grant date fair value of the award. Compensation cost for performance-vested equity grants is recognized upon achievement of specified performance criteria based on the grant date fair value of the award.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events - The consolidated financial statements and related disclosures include evaluation of events up through and including June 6, 2014, which is the date the consolidated financial statements were available to be issued.

Note 2 - Business Combination

On July 29, 2013, the Company acquired 100 percent of the outstanding common shares of Allstate Power Vac, Inc. (Allstate). The primary reasons for the acquisition were geographic expansion, expanded services capability and capacity, and to locate closer to major customers.

The aggregate purchase price to acquire Allstate was $71,095,018, which included $69,610,599 of cash and a working capital adjustment accrued due to the sellers of $1,484,419. The cash portion of the purchase price was financed through borrowings extended under the Company's senior term note. Transaction costs incurred for the Allstate acquisition totaled approximately $2,731,000 in 2013 and are recorded in general and administrative expenses.

10

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 2 - Business Combination (Continued)

The following table summarizes the current estimated acquisition date fair values of the assets acquired and liabilities assumed related to the acquisition of Allstate:

Cash	$409,336
Accounts receivable	21,431,830
Other current assets	1,038,552
Property and equipment	12,995,000
Identifiable intangible assets	34,721,000
Accounts payable and accrued liabilities	(9,553,587)
Deferred tax liabilities - Net	(16,381,000)
Total identifiable net assets	44,661,131
Goodwill	26,433,887
Total	$71,095,018

The financial assets acquired in the transaction include accounts receivable with a fair value of $21,431,830. The gross value due is $21,711,967, of which $280,137 is expected to be uncollectible.

Intangible assets consist of customer relationships with a fair value of $16,761,000 and an estimated useful life of 15 years, permits with a fair value of $10,907,000 and an estimated useful life of two years, and noncompete agreements with a fair value of $7,053,000 and an estimated useful life of five years. These intangible assets will be amortized on a straight-line basis over their estimated useful lives.

The goodwill of $26,433,887 arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and Allstate. The goodwill is not subject to amortization for book purposes, and the goodwill is not deductible for tax purposes.

On April 30, 2012, the Company acquired certain assets of Terra Storage Facility, Inc. (Terra Storage). On June 1, 2012, EQIS acquired 100 percent of the outstanding common shares of Vac-All Service, Inc. (Vac-All). The primary reason for both of these acquisitions was geographic expansion, expanded service and treatment capabilities, and to locate closer to major customers.

The aggregate purchase price to acquire certain assets and assume certain liabilities of Terra Storage was $1,137,000 of cash plus a subsequent working capital adjustment of $12,699. The transaction was financed with borrowings on the Company's line of credit.

The aggregate purchase price to acquire Vac-All was $5,500,000 of cash plus assumed debt of $966,053, which was immediately repaid, and a subsequent working capital adjustment of $212,588. The transaction was financed through borrowings on the Company's line of credit.

11

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 2 - Business Combination (Continued)

The following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed related to the acquisition of Terra Storage:

Accounts receivable	99,599
Other current assets	4,348
Property and equipment	200,977
Identifiable intangible assets	370,000
Accounts payable	(31,003)
Other current liabilities	(57,046)
Total identifiable net assets	586,875
Goodwill	562,824
Total	$1,149,699

The following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed related to Vac-All:

Cash	$120,945
Accounts receivable	1,593,622
Other current assets	261,828
Deferred tax asset	9,500
Property and equipment	2,673,400
Identifiable intangible assets	938,000
Accounts payable	(429,461)
Other current liabilities	(194,208)
Deferred tax liability	(1,308,500)
Total identifiable net assets	3,665,126
Goodwill	3,013,515
Total	$6,678,641

The financial assets acquired in these transactions included total accounts receivable with a fair value of $1,693,221. The gross amount due totals $1,718,221, of which $25,000 related to Vac-All accounts receivable was expected to be uncollectible.

The combined goodwill of $3,576,339 arising from the acquisitions consists largely of the synergies and economies of scale expected from combining the operations of the Company and the acquired businesses. The $562,824 of goodwill from the Terra First acquisition is deductible for tax purposes while the $3,013,515 of goodwill from the Vac-All acquisitions is not deductible for tax purposes.

12

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 3 - Site Restoration and Closure/Postclosure Costs

The Company has asset retirement obligations (site restoration and/or closure/postclosure costs) or for closed landfills, its active hazardous waste landfill, its waste treatment facilities, and certain other operating facilities. The Company’s nonhazardous waste landfill reached its maximum capacity and ceased operations in March 1993. Previously, management estimated that the hazardous waste landfill would reach its maximum designed capacity in 2014. However, in 2011, as a result of receiving a permit modification in September 2010 providing for additional capacity, management estimated that the hazardous waste landfill would reach its maximum capacity in 2017.

During 2012, the Company received an additional permit modification that increased available landfill airspace by 11,700,000 cubic yards. This change extended the related landfill’s size from approximately 68 acres to approximately 86 acres. This increase will substantially add to long-term costs of closing and maintaining this landfill, but will delay the onset of closure activities by 40-60 years. The Company's policy is to recognize the effect of additional airspace capacity from permit modifications once approved but only to the extent that the additional capacity has been designed and engineered. As a result, the Company has included additional airspace only from the portion of the landfill expected to be constructed in the next phase from the 2012 permit modification in determining its asset retirement obligation for the landfill at December 31, 2013 and 2012. The Company now estimates a closure date of 2024 with the expectation that this date will be extended once the remaining available airspace from the 2012 permit modification has been engineered and designed.

Closure/postclosure obligations are recorded at the estimated present value of expected future costs, which are estimated by management based on quoted and actual prices from third parties for similar work. Estimates regarding the extent of the Company’s degree of responsibility for a particular site and the method and ultimate cost of site restoration and closure/postclosure require a number of assumptions with respect to prices, quantities, and timing. Changes in regulatory requirements may also have a significant impact on those estimates. Accordingly, actual results could differ from those estimates.

Estimated gross site restoration and closure/postclosure costs total approximately $51,630,000, and $50,579,000 at December 31, 2013 and 2012, respectively. In 2013, the Company used an inflation rate of 2.40 percent and discounted expected closure/postclosure costs using a credit-adjusted, risk-free rate of 7.04 percent. In 2012, the Company used an inflation rate of 2.50 percent and discounted the expected closure/postclosure costs using a credit-adjusted, risk-free rate of 6.58 percent.

13

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 3 - Site Restoration and Closure/Postclosure Costs (Continued)

The Company, while not obligated to do so, agreed in 2008 to perform closure and remediation work at a closed landfill (Arsenal Road) that the Company managed years ago. The Company has recognized a liability for the costs associated with this work as outlined below.

Site restoration and closure and postclosure liabilities are recorded at the present value of the estimated future cash payments. The following is a summary of the changes to the site restoration and closure and postclosure liabilities for the years ended December 31, 2013, 2012, and 2011:

	Closure/ Postclosure	Arsenal Road

Balance - January 1, 2011	$20,154,000	$3,629,000
Liabilities incurred	367,004	–
Liabilities settled	(211,597)	(198,493)
Accretion expense	1,662,639	299,393
Changes in estimates	(588,846)	4,051,100
Balance - December 31, 2011	21,383,200	7,781,000
Liabilities incurred	371,412	–
Liabilities settled	(604,946)	–
Accretion expense	1,400,600	509,655
Changes in estimates	(2,615,266)	(2,778,655)
Balance - December 31, 2012	19,935,000	5,512,000
Liabilities incurred	398,482	–
Liabilities settled	(541,444)	(433,189)
Accretion expense	1,311,724	362,690
Changes in estimates	(57,762)	(270,501)
Balance - December 31, 2013	$21,046,000	$5,171,000

14

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 3 - Site Restoration and Closure/Postclosure Costs (Continued)

Estimated discounted future payments for site restoration and closure/postclosure costs and environmental remediation at December 31, 2013 are as follows:

2014	$4,032,702
2015	2,022,105
2016	1,003,337
2017	843,068
2018	722,374
2019 and thereafter	17,593,414
$26,217,000

The Company provides financial assurance for estimated site restoration and closure/postclosure costs to state environmental regulatory agencies by using secured and unsecured irrevocable letters of credit issued by financial institutions and performance bonds issued by insurance companies. The letters of credit and performance bonds totaled approximately $31,117,000 and $0, respectively, at December 31, 2013 and $30,546,000 and $2,340,000, respectively, at December 31, 2012. Cash equivalents totaling approximately $694,000 and $695,000 at December 31, 2013 and 2012, respectively, are also set aside and restricted for costs of closing and maintaining these sites, as discussed in Note 1.

During 2012, the Company canceled a finite insurance policy, which it had used to provide financial assurance for estimated site restoration and closure/postclosure costs for several years, and received the balance of its notional investment account totaling approximately $12,300,000. The Company also wrote-off the remaining prepaid insurance balance related to this policy totaling approximately $1,569,000 during the year ended December 31, 2012. In connection with the cancellation of this policy, the Company increased the total letters of credit used for financial assurance as disclosed above.

15

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 4 - Property and Equipment

Major classes of property and equipment are as follows at December 31:

			Depreciable
	2013	2012	Life - Years
Land	$9,236,253	$9,157,409	–
Land improvements	26,514,554	25,086,826	10-15
Buildings	13,760,164	12,353,050	7-40
Building improvements	9,934,799	8,697,247	3-10
Machinery and equipment	40,688,657	34,843,949	2-10
Transportation equipment	29,161,964	18,812,353	5-10
Furniture and fixtures	923,452	918,586	3-5
Computer equipment and software	7,737,949	4,303,135	3-5
Leasehold improvements	2,597,982	1,048,374	5-20
Construction in progress	9,011,450	9,339,101	–
Total cost	149,567,224	124,560,030
Accumulated depreciation	(52,640,296)	(40,367,628)
Net property and equipment	$96,926,928	$84,192,402

Depreciation expense was $12,780,776, $10,448,956, and $10,365,378 for the years ended December 31, 2013, 2012 and 2011, respectively.

16

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 5 - Intangible Assets and Goodwill

Intangible assets of the Company at December 31, 2013 and 2012 are summarized as follows:

	2013			2012
	Gross Carrying	Accumulated		Gross Carrying	Accumulated
	Amount	Amortization	Net	Amount	Amortization	Net

Amortized intangible assets:
Permits	$61,912,295	$34,891,158	$27,021,137	$51,005,295	$26,152,743	$24,852,552
Customer relationships	39,818,901	16,679,547	23,139,354	22,868,309	12,806,624	10,061,685
Noncompete agreements	8,448,040	1,647,821	6,800,219	1,395,040	776,947	618,093

Total	$110,179,236	$53,218,526	$56,960,710	$75,268,644	$39,736,314	$35,532,330

Goodwill	$115,175,020			$88,741,133

Intangible assets are amortized using the straight-line method over the following periods: permits, except for a permit related to landfill airspace (average life of approximately five years), customer relationships (7- to 15-year lives), and noncompete agreements (average life of approximately five years). The permit related to landfill airspace is amortized using the straight-line method over 10 years, which represents the remaining estimated life at acquisition based on the remaining permitted capacity.

Amortization expense for intangible assets totaled $13,304,142, $9,968,311, and $10,297,583 for the years ended December 31, 2013, 2012, and 2011, respectively. Estimated amortization expenses for the years ending December 31 are as follows:

2014	$15,315,666
2015	10,783,447
2016	5,785,450
2017	5,473,041
2018	4,682,257
Thereafter	14,920,849
$56,960,710

The changes in the carrying amount of goodwill are as follows:

	2013	2012
Balance - January 1	$88,741,133	$85,164,794
Goodwill acquired	26,433,887	3,576,339

Balance - December 31	$115,175,020	$88,741,133

17

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 6 - Line of Credit

On July 29, 2013, in connection with the Allstate acquisition described in Note 2, EQ Holdings entered into the Second Amended and Restated Revolving Credit and Term Loan Agreement (the "Amended Credit Agreement") with a syndicate of banks (collectively referred to as the "bank"), which amended and restated the Revolving Credit and Term Loan Agreement dated November 25, 2008, as previously amended and restated on March 11, 2011. The Amended Credit Agreement provides for a senior term loan facility in the amount of $140,000,000 (see Note 7) and a revolving line of credit with commitments up to $80,000,000, both of which will mature on July 1, 2016.

The Amended Credit Agreement provides for both the revolving line of credit and the term loan facility to be increased, subject to certain terms and conditions, in an aggregate amount not to exceed $30,000,000. The Amended Credit Agreement also contains certain financial and operational covenants which require the Company to maintain certain financial ratios. All obligations under the Amended Credit Agreement are guaranteed by each of EQ Holdings' subsidiaries and secured by a lien on substantially all of the assets of the borrower and each of its subsidiary guarantors, plus a pledge of EQ Holdings' equity interests by EQ Parent Company, Inc.

The revolving line of credit is further subject to sub-limits of $50,000,000 for letters of credit and $7,000,000 for swing line loans. EQ Holdings had no borrowings under revolving line of credit or swing line loans at December 31, 2013. The amount of outstanding letters of credit is approximately $37,444,000 at December 31, 2013. Outstanding letters of credit reduce available borrowings on the revolving line of credit. The revolving line of credit and swing line loans bear interest at the bank's prime rate or LIBOR plus an applicable margin based on EQ Holdings’ total leverage (an effective rate of 5.25 percent and 3.17 percent, respectively). Interest is payable quarterly.

Prior to the Amended Credit Agreement, EQ Holdings had available commitments of $80,000,000 on the revolving line of credit, subject to the same sub-limits of $50,000,000 for letters of credit and $7,000,000 for swing line loans. At December 31, 2012, borrowings under revolving line of credit and swing line loans totaled $28,110,981 ($8,110,981 at the prime-based rate and $20,000,000 at the LIBOR- based rate). The total amount of outstanding letters of credit totaled approximately $37,706,000 at December 31, 2012. These revolving line of credit and swing line loans bore interest at December 31, 2012 at the bank's prime rate or LIBOR plus an applicable margin (an effective rate of 4.50 percent and 2.46 percent, respectively). Interest was payable monthly. Also, prior to amendment, both the senior term loan and revolving credit facility were due to mature in February 2016.

18

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 7 - Long-term Debt

Long-term debt at December 31, 2013 and 2012 is as follows:

	2013	2012
Senior term note payable	$140,000,000	$55,125,000
Related party note payable	–	91,000

Total	140,000,000	55,216,000

Less current portion	14,000,000	10,725,000

Long-term portion	$126,000,000	$44,491,000

Principal payments on the senior term note are in quarterly installments of $3,500,000, with a final payment of $105,000,000 due in July 2016. The note bears interest at the bank's prime rate or LIBOR plus an applicable margin based on EQ Holdings’ total leverage. At December 31, 2013, $136,500,000 of the note bore interest at the LIBOR-based rate of 3.42 percent and the remaining $3,500,000 bore interest at the prime-based rate of 5.50 percent. Interest is payable quarterly. At December 31, 2012, $52,650,000 of the note bore interest at the LIBOR-based rate of 2.96 percent and the remaining $2,475,000 bore interest at the prime-based rate of 5.00 percent.

The related party note payable was due to EQ Holding Company. EQ Holding Company is the former parent of most of the Company's operating subsidiaries and has a minority ownership interest in EQ Group, the Company's parent. The note was a junior subordinated note payable that was paid in full in 2013. The note bore interest at 10 percent payable quarterly as long as the senior term note payable was not in default. EQ Holdings paid $19,500,000 on the note during 2012 with proceeds from borrowings on its line of credit (see Note 6). Of the remaining $500,000 balance, EQ Holdings and EQ Holding Company agreed to offset $409,000 against an amount due to the Company related to a claim it had against EQ Holding Company. At December 31, 2012, the outstanding balance of the related party note was $91,000. EQ Holdings recognized approximately $1,298,000 and $2,000,000 of interest expense related to this note for the years ended December 31, 2012 and 2011, respectively. EQ Holdings recognized no interest expense related to this note for the year ended December 31, 2013.

The senior term note payable is subject to certain financial and operational covenants which require EQ Holdings to maintain certain financial ratios, is collateralized by substantially all assets of the EQ Holdings, and guaranteed by each of EQ Holdings' subsidiaries as more fully described in Note 6.

19

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 7 - Long-term Debt (Continued)

The balance of the outstanding long-term debt at December 31, 2013 matures as follows:

Years Ending
December 31	Amount
2014	$14,000,000
2015	14,000,000
2016	112,000,000
Total	$140,000,000

In connection with its credit arrangements with the bank, EQ Holdings incurred $2,743,531 of debt issuance costs. These costs are amortized over the life of the senior term note using the effective interest method and are included in interest expense in the consolidated statement of operations. Amortization expense was $927,896, $801,164, and $827,184 for the years ended December 31, 2013, 2012, and 2011, respectively. The net carrying value of the debt issuance costs is $2,540,836 and $725,201 as of December 31, 2013 and 2012, respectively.

Note 8 - Income Taxes

The components of the income tax provision included in the consolidated statement of operations are all attributable to continuing operations and are detailed as follows:

	2013	2012	2011
Federal - Current expense	$2,961,978	$279,060	$6,372,044
Federal - Deferred income tax (recovery) expense	(1,378,561)	1,332,929	168,060
State - Current income tax expense	1,320,270	186,543	872,433
State - Deferred income tax expense	231,045	110,309	93,237
Total income tax expense	$3,134,732	$1,908,841	$7,505,774

20

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 8 - Income Taxes (Continued)

A reconciliation of the provision for income taxes to income taxes computed by applying the statutory United States federal rate to income before taxes is as follows:

	2013	2012	2011
Income tax expense, computed federal statutory rate	$1,983,367	$662,017	$5,881,944
Effect of nondeductible expenses	1,037,430	762,370	515,730
State income taxes - net of federal benefit	745,599	192,950	627,690
Increase in state deferred tax rate	404,239	–	–
Adjustments of prior year estimates and other	(1,035,903)	291,504	480,410
Total income tax expense	$3,134,732	$1,908,841	$7,505,774

The details of the net deferred tax liability are as follows as of December 31:

	2013	2012
Deferred tax assets:
Allowance for doubtful accounts	$890,900	$191,230
Accrued liabilities	1,096,900	862,890
Intangible assets	–	2,199,410
Net operating loss carryforward	121,300	173,080
Gross deferred tax assets	2,109,100	3,426,610

Deferred tax liabilities:
Property and equipment	(18,030,600)	(12,258,746)
Intangible assets	(8,082,500)	–
Prepaid expenses	(1,281,600)	(688,630)
Accrued closure/postclosure costs	(184,700)	(716,050)
Gross deferred tax liabilities	(27,579,400)	(13,663,426)
Net deferred tax liability	$(25,470,300)	$(10,236,816)

The Company has approximately $307,000 of net operating loss carryforwards expiring in 2028 available to reduce future income taxes.

As of December 31, 2013 and 2012, the Company's unrecognized tax benefits were not significant and there were no significant uncertain tax positions. No significant penalties or interest were incurred as of or during the years ended December 31, 2013, 2012, and 2011.

21

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 8 - Income Taxes (Continued)

The Company files income tax returns in U.S. Federal and various state jurisdictions. With few exceptions, the Company is no longer subject to U.S. federal or state income tax examinations by tax authorities for the years before 2009.

Note 9 - Accrued and Other Current Liabilities

The following table provides additional detail of the amounts included in accrued and other current liabilities at December 31:

	2013	2012
Accrued compensation	$8,814,037	$4,400,904
State income tax payable	160,000	–
Accrued interest	385,428	161,006
Accrued loss on contract	420,649	1,326,920
Accrued insurance	3,859,693	2,430,766
Accrued hazardous waste surcharge	1,416,344	1,812,238
Accrued destruction costs	1,329,475	1,021,901
Other accrued liabilities	2,265,699	1,741,583
Total	$18,651,325	$12,895,318

Note 10 - Operating Leases

The Company is obligated under certain operating leases, primarily for facilities, office equipment, and machinery. Total rent expense under these leases was approximately $10,160,000, $8,500,000, and $8,600,000 for the years ended December 31, 2013, 2012, and 2011, respectively.

Future minimum rental commitments, including related party leases, are as follows:

Years Ending
December 31	Amount
2014	$4,347,519
2015	3,224,926
2016	2,611,853
2017	1,822,487
2018	586,964
Total	$12,593,749

22

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 11 - Retirement Plan

EQ sponsors a defined contribution 401(k) plan for nonunion employees of the operating subsidiaries of EQ Parent. The plan allows all eligible employees to make elective pretax contributions in an amount not to exceed limits established by the Internal Revenue Service. Additionally, the Company will make matching contributions to the plan on behalf of the employee in the amount of 50 percent of the employee's elected contributions, not to exceed 3 percent of the employee's compensation. Contribution expense related to this plan was approximately $1,017,000, $1,008,000, and $995,000 for the years ended December 31, 2013, 2012, and 2011, respectively.

The Company's union employees are covered by various union-sponsored, multi- employer defined benefit pension plans as described in Note 12.

The Company also has a deferred compensation plan for select key employees under which annual awards vest over a four-year period. The annual award is based on Company and individual performance criteria. Payment of vested awards is made upon termination of employment or death. Total awards to date are approximately $432,000 and $423,000, of which the Company has accrued approximately $348,000 and $347,000 for the portion earned through December 31, 2013 and 2012, respectively. The Company recognized expense related to the plan totaling approximately $44,000, $65,000, and $25,000 in 2013, 2012, and 2011, respectively.

Note 12 - Multi-employer Defined Benefit Pension Plans

The Company has certain subsidiaries that participate in seven multi-employer defined benefit pension plans under the terms of collective bargaining agreements covering most of its union employees. Contributions are determined in accordance with the provisions of negotiated labor contracts and are generally based on stipulated rates per hours worked. Benefits under these plans are generally based on compensation levels and years of service. The Company recognized contribution expense related to these plans of $1,381,000, $1,123,000, and $954,000 for the years ended December 31, 2013, 2012, and 2011, respectively.

The financial risks of participating in multi-employer plans are different from single-employer defined benefit pension plans in the following respects:

•	Assets contributed to the multi-employer plan by one employer may be used to provide benefits to employees of other participating employers.

•	If a participating employer discontinues contributions to a plan, the unfunded obligations of the plan may be borne by the remaining participating employers.

•	If a participating employer chooses to stop participating in a plan, a withdrawal liability may be created based on the unfunded vested benefits for all employees in the plan.

23

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 12 - Multi-employer Defined Benefit Pension Plans (Continued)

Information regarding significant multi-employer pension benefit plans in which certain subsidiaries of EQ Parent participate and total contributions made to all multi-employer plans is shown in the following table:

			Pension Protection Act Certified Zone Status				Contribution Made by Company
Name of Plan	Plan Employer ID Number	Plan Number	2013	2012	2011	Expiration Date of Collective Bargaining Agreement	2013	2012	2011

Operating Engineers Local 324 Pension Fund	38-1900637	001	Red	Red	Red	April 30, 2014; September 30, 2014; and November 30, 2015	$1,061,000	$874,000	$655,000
Contributions to multi-employer plans not individually significant							320,000	249,000	299,000
Total contributions made							$1,381,000	$1,123,000	$954,000

Based on information as of April 30, 2013, 2012, and 2011, the year end of the Operating Engineers Local 324 Pension Fund (the "Local 324 Plan"), contributions by the Company’s subsidiaries made to the Local 324 Plan represented less than 5 percent of total contributions received by the Local 324 Plan during the 2013, 2012, and 2011 plan years. Contributions by the Company’s subsidiaries to the Local 324 Plan increased in 2012 due to an increase in number of employees covered and an increase in the contractual contribution rate.

The certified zone status in the table above is defined by the Department of Labor and the Pension Protection Act of 2006 and represents the level at which the plan is funded. Plans in the red zone are less than 65 percent funded; plans in the yellow zone are less than 80 percent funded; and plans in the green zone are at least 80 percent funded. The certified zone status is as of the Local 324 Plan's year ends of April 30, 2013, 2012, and 2011.

A financial improvement or rehabilitation plan, as defined under ERISA, was adopted by the Local 324 Plan on March 17, 2011 and the Rehabilitation Period begins May 1, 2013.

As of December 31, 2013 and 2012, approximately 12 percent and 17 percent of the Company's workforce was employed under union contracts. Most of these union employees are members of Local 324 with which certain operating subsidiaries of EQ Parent have collective bargaining agreements with expiration dates as noted above.

24

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 13 - Common Stock

The Company has authorized 1,000 shares of common stock with a par value of $0.01 per share. The Company had 400 shares of common stock issued and outstanding as of December 31, 2013 and 2012.

Note 14 - Share-based Compensation

During 2010, certain members of management of the Company were awarded Class B Common Units and Class C Common Units of EQ Group, LLC, the Company’s parent. The total number of Class B Common Units and Class C Common Units granted and outstanding were 11,388,889 and 6,699,346, respectively, at December 31, 2013 and 2012. These units represent an approximate 15 percent interest in EQ Group. The Class B and Class C Common Units are entitled to participate in distributions from EQ Group, subordinate to preferred interests and Class A Common Unit distribution preferences as described in EQ Group's operating agreement.

The Class B Common Units vest over four years according to time-based vesting schedules tied to the individuals' continued service to the Company. Additionally, these interests are subject to certain risks of forfeiture and acceleration of vesting provisions as set forth in further detail in the grant agreements.

The fair value of the Class B Common Units, estimated using an independent valuation at the grant date, was $.34 per Class B Common Unit at December 31, 2010. Compensation costs of $789,503 have been charged against income for the vested Class B Common Units during the years ended December 31, 2013, 2012, and 2011. At December 31, 2013, the grants have been fully vested and there are no unrecognized costs related to the grant of the Class B Common Units.

The Class C Common Units vested immediately; however, the holders must remain employed by the Company at the time of a liquidating event in order to receive the benefit of these units. If a holder terminates prior to a liquidating event occurring, the holder will forfeit all Class C Common Units awarded.

The fair value of the Class C Common Units, estimated using an independent valuation at the grant date, was $.21 per Class C Common Unit at December 31, 2010. No compensation cost was recorded during the years ended December 31, 2013, 2012, and 2011. At December 31, 2013, there is approximately $1,407,000 of unrecognized costs related to the grant of the Class C Common Units that will be recognized as compensation expense upon a liquidating event occurring.

There were no share-based compensation grants, modifications, or forfeitures during 2013, 2012, or 2011.

25

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 15 - Fair Value of Financial Instruments and Fair Value Measurements

Accounting standards require that certain assets and liabilities be reported at fair value in the financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset or liability. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset or liability.

In instances whereby inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

Short-term Financial Instruments - The fair values of short-term financial instruments, which include cash and cash equivalents, trade accounts receivable and payable, and accrued liabilities, approximate their carrying amounts in the accompanying consolidated financial statements due to the short maturity of such instruments. Cash equivalents totaled approximately $9,277,000 and $654,000 at December 31, 2013 and 2012, respectively, and restricted cash equivalents totaled approximately $1,601,000 and $1,597,000 at December 31, 2013 and 2012, respectively. The fair value of the Company's cash equivalent investments has been determined using Level 1 inputs.

Long-term Obligations - The fair value of long-term obligations approximates their carrying amount in the accompanying consolidated financial statements. The carrying value of the debt approximates fair value based on current borrowing rates. The Company's interest rate swap is measured at fair value based on Level 2 inputs described above, using external models which reference market prices or rates and other relevant market-based information that is observable at commonly quoted intervals.

26

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 16 - Derivative Financial Instruments

The Company holds derivative financial instruments for the purpose of hedging certain identifiable and anticipated transactions. In general, the types of risks hedged are those relating to the variability of future earnings and cash flows caused by fluctuations in interest rates on variable rate debt. Derivatives are held only for the purpose of hedging the risks described and not for speculation. Generally, the Company enters into hedging relationships such that changes in the fair value of cash flows of items and transactions being hedged are expected to be offset by corresponding changes in the values of the derivatives.

The Company has entered into an interest rate swap agreement for the purpose of hedging risk caused by fluctuations in interest rates on variable rate debt. The swap does not qualify as a cash flow hedge for financial reporting purposes; however, the Company has entered into the swap as an economic hedge as described above.

The Company recognizes its interest rate swap in the accompanying consolidated balance sheet at fair value. The Company recognizes changes in the fair value of the interest rate swap in interest expense along with the net amount paid or received upon settlement.

The Company’s interest rate swap agreement had an initial notional amount of $20,000,000 with scheduled quarterly reductions that end on April 1, 2014 with an estimated final notional amount of $12,046,000. As of December 31, 2013 and 2012, this swap had a total notional amount of approximately $12,842,000 and $15,944,000, respectively. The fair value of the interest rate swap of $42,429 and $233,583 was recorded in accrued liabilities at December 31, 2013 and in other long-term liabilities at 2012, respectively. The Company recorded in interest expense an unrealized gain of $191,154 and $128,170 for the years ended December 31, 2013 and 2012, respectively, and an unrealized loss of $249,824 for the year ended December 31, 2011 for the change in fair value of the interest rate swap. Net payments on the interest rate swap were $202,829, $238,736, and $475,016 for the years ended December 31, 2013, 2012, and 2011, respectively, and were recognized as interest expense in the consolidated statement of operations.

Note 17 - Related Party Transactions

The following is a description of transactions between the Company and related parties:

Management Fees - The Company has a management services agreement with certain investors in EQ Group, its parent, to provide management services and support to the Company in exchange for annual management fees payable in quarterly installments. For the years ended December 31, 2013, 2012, and 2011, the Company recognized approximately $750,000 of management fee expense each year. In addition, during 2013, the Company paid transaction fees totaling $1,420,000 related to the acquisition of Allstate to these investors.

27

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 17 - Related Party Transactions (Continued)

Lease Agreements - EQIS and EQNE lease several facilities from KDM, a related party which is owned by minority members of EQ Group. During 2013, APV leased a facility from L&L Holdings, LLC, a related party which is partly owned by a former stockholder of APV who is a current executive of the Company. For the years ended December 31, 2013, 2012, and 2011, the Company recognized approximately $615,000, $322,000, and $648,000, respectively, of rent expense related to these lease agreements each year.

Related Party Note Payable - At December 31, 2013 and 2012, respectively, the Company had a $0 and $91,000 related party note payable with EQ Holding Company, the former parent of most of the Company's operating subsidiaries, and has a minority ownership interest in EQ Group, the Company's parent. See Note 7 for further discussion.

Sale of Property - During the year ended December 31, 2013, Wayne Disposal, Inc. entered into a land sale agreement with Duck Marsh, LLC, an entity owned by a stockholder of EQ Holding Company. Pursuant to that agreement, land that was unusable by WDI was sold to Duck Marsh, LLC for $1. The Company recognized a loss of $1,353,205 related to this sale.

Note 18 - Contingencies

General - In the normal course of conducting its business, the Company becomes involved in various lawsuits as well as administrative proceedings and governmental investigations related to environmental matters. Some of these proceedings may result in judgments being assessed against the Company which, from time to time, may have an impact on the earnings of a particular year. The Company does not believe that these proceedings, individually or in the aggregate, are material to its business or its financial condition.

In the ordinary course of operations, the Company grants various levels of indemnification to waste haulers and generators. Management is not aware of any contingencies arising from these indemnifications that individually or in the aggregate would have a significant adverse impact on the consolidated financial statements of the Company at December 31, 2013 or 2012.

Loss Contract - In 2003, the Company was hired by a customer to remediate a former dump site in the Cuyahoga National Forest under a long-term contract. The customer paid the Company $9,300,000 for the work to be performed. Revenue related to this project was recognized using the percentage-of-completion method. Under this method, revenue was recognized each period by the percentage of costs incurred to estimated total costs for the contract. In 2008, management determined the project would result in a loss.

28

EQ Parent Company, Inc. and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2013 and 2012

Note 18 - Contingencies (Continued)

In 2010, the Company entered into a reimbursement agreement with the original customer for this project. Under the terms of this agreement, the customer reimburses the Company for the customer's proportionate share of certain costs incurred by the Company. In 2011, the Company spent approximately $3,657,000, of which approximately $2,326,000 was submitted for reimbursement. The Company also increased its estimate of remaining costs to complete by $355,000. An accrued loss of approximately $1,282,000 was recorded in other accrued liabilities at December 31, 2011.

In 2012, the Company spent approximately $2,782,000, of which approximately $557,000 was submitted for reimbursement. The Company also increased its estimate of remaining costs to complete by approximately $2,200,000. An accrued loss of approximately $1,327,000 was recorded in other accrued liabilities at December 31, 2012, as management believed this represented the most likely estimate of costs to complete at that date.

During 2013, the Company spent approximately $2,113,000, of which approximately $704,000 was submitted for reimbursement. The Company also increased its estimate of remaining costs to complete by approximately $650,000. An accrued loss of approximately $568,000 was recorded in other accrued liabilities at December 31, 2013, as management believes this represents the most likely estimate of costs to complete. Due to uncertainties inherent in the estimation process, it is reasonably possible that in the near term the Company will revise its cost estimates related to the project.

Note 19 - Cash Flows

Cash paid for interest and income taxes was as follows:

	2013	2012	2011
Interest	$3,589,904	$3,532,108	$4,368,534
Income taxes	4,548,277	3,538,536	4,489,000

Note 20 - Subsequent Event

On April 6, 2014, EQ Group, LLC agreed to sell 100 percent of the outstanding shares of EQ Parent Company, Inc. to US Ecology, Inc. for $465,000,000. The transaction calls for payment of the estimated purchase price in cash, less an escrow of $30,000,000, at closing. The transaction also anticipates a working capital adjustment. The transaction is subject to various approvals by regulatory and government agencies. Closing is anticipated to take place during the second or third quarter of 2014.

29